UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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ROYAL BODYCARE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROYAL BODYCARE, INC.

2301 Crown Court

Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 1, 2006

NOTICE is hereby given that the annual meeting of shareholders of ROYAL BODYCARE, INC. (the “Company”) will be held on June 1, 2006, at 9:00 a.m., local time, at the Las Colinas Country Club, 4400 North O’Connor Blvd., Irving, Texas for the following purposes:

(1) To elect seven persons to serve as directors of the Company for a term expiring at the annual meeting of shareholders in 2007;

(2) To approve an amendment to the Company’s Articles of Incorporation to change the name of the Company from Royal BodyCare, Inc. to RBC Life Sciences, Inc.;

(3) To approve the 2006 Stock Incentive Plan, as more fully described in the accompanying Proxy Statement; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 3, 2006 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of those shareholders may be viewed at the Company’s offices at 2301 Crown Court, Irving, Texas for ten days before the meeting.

Whether or not you plan to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in the accompanying envelope. If you do attend the meeting in person, you may withdraw your proxy and vote in person. If you plan to attend the meeting, please remember to bring photo identification with you.

By Order of the Board of Directors,

Steven E. Brown
Secretary

Irving, Texas

May 2, 2006

ROYAL BODYCARE, INC.

PROXY STATEMENT

For

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 1, 2006

INTRODUCTION

This Proxy Statement, and the enclosed proxy form, are furnished on or about May 2, 2006, to shareholders of Royal BodyCare, Inc., a Nevada corporation (the “Company”), to solicit, on behalf of the Company’s Board of Directors, proxies to vote at the Annual Meeting of Shareholders of the Company to be held June 1, 2006 (the “Annual Meeting”), or any adjournment or postponement thereof. Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked. As described below, a proxy may be revoked at any time prior to its use by written notice or by furnishing a proxy subsequent in time. All shares represented at the meeting by properly executed proxies will be voted as specified, and, unless otherwise specified, will be voted for the election of each of the director nominees, for amendment of the Company’s Articles of Incorporation to change the name of the Company from Royal BodyCare, Inc. to RBC Life Sciences, Inc. and for approval of the 2006 Stock Incentive Plan.

Record date and outstanding capital stock

The record date for shareholders entitled to vote at the Annual Meeting is April 3, 2006. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting. At the close of business on that date, there were 20,155,294 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) outstanding.

Quorum and voting

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in that shareholder’s name on the record date.

Solicitation of proxies

The accompanying proxies are solicited on behalf of the Board of Directors. The Company will pay all expenses of soliciting these proxies. Proxies may be solicited not only by mail, but also by personal interview, telephone and electronic transmission by the Company’s directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock, and the Company may reimburse them for corresponding reasonable out-of-pocket expenses.

Actions to be taken at the meeting

Shares of Common Stock represented by a validly executed proxy in the accompanying form, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of the persons named as nominees under the caption “Election of Directors” as directors of the Company, (ii) for amendment of the Company’s Articles of Incorporation to change the name of the Company from Royal BodyCare, Inc. to RBC Life Sciences, Inc. and (iii) for approval of the 2006 Stock Incentive Plan.

Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion. The directors do not know of any other matter or business to be presented for consideration at the meeting.

Revocation of proxies

A proxy may be revoked any time before it is exercised. A shareholder giving a proxy may revoke it by (i) sending in another proxy with a later date, (ii) giving written notice to the Company’s Secretary before the Annual Meeting that the proxy has been revoked or (iii) voting in person at the Annual Meeting.

Required affirmative vote and voting procedures

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The seven nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors.

The Company’s Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting at which a quorum is present. Abstentions may be specified on all proposals except the election of directors. Under applicable law and the Company’s Bylaws, abstentions and shares represented by broker non-votes or other limited proxies for a particular proposal will be counted as present for purposes of determining the existence of a quorum at the meeting but will be excluded entirely from the voting tabulation for that proposal. Therefore, abstentions, broker non-votes and other limited proxies will have no effect on the outcome of the proposal to amend the Company’s Articles of Incorporation to change the name of the Company from Royal BodyCare, Inc. to RBC Life Sciences, Inc. or the proposal to approve the 2006 Stock Incentive Plan.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 17, 2006, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company’s directors, the Named Officers (as defined under the caption “Executive Compensation and Other Information — Executive Compensation” below) and all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares of Common Stock (3)
Steven E. Brown (4)	285,000	1.4%

David H. Brune (5)	6,700	*

J. Ike Guest	-0-	-0-

Wayne R. Holbrook (4)	480,000	2.3%

Clinton H. Howard (6)	10,208,188	48.8%

Leonid Lapp 2301 Crown Court Irving, Texas 75038	4,000,000	19.8%

My Garden, Ltd. 2031 Crown Court Irving, Texas 75038	9,440,139	46.8%

Joseph P. Philipp	-0-	-0-

Kenneth L. Sabot (4)	300,000	1.5%

Dennis N. Windsor (4)	120,000	*

All current directors and executive officers as a group (9 persons) (7)	11,565,888	52.2%

*	Less than one percent.

(1)	Unless otherwise indicated, the Company believes that each shareholder listed has sole voting and dispositive power with respect to the shares listed, and the address of each shareholder is: c/o Royal BodyCare, Inc., 2301 Crown Ct., Irving, TX 75038.

(2)	Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3)	All percentages are calculated based on the number of outstanding shares of Common Stock in addition to shares which a person or group has the right to acquire within 60 days after the date hereof.

(4)	Represents shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(5)	Includes 2,200 shares controlled by Mr. Brune as executor and sole heir of his late wife’s estate.

(6)	Includes 750,000 shares that may be acquired by presently exercisable Common Stock options; includes 9,440,139 shares held by a limited partnership, My Garden, Ltd., the general partners of which are The Clinton H. Howard Family Trust and The Katherine M. Howard Family Trust; and includes 8,049 shares owned of record by Mr. Howard’s spouse. Mr. Howard disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest.

(7)	Includes 2,001,000 shares that may be acquired by presently exercisable Common Stock options and the shares referred to in footnotes (4) and (6).

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

Seven directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than seven persons. To be elected a director, each nominee must receive a plurality of all the votes cast at the Annual Meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees

The Board of Directors has nominated the following seven persons for election as directors: Clinton H. Howard, Steven E. Brown, David H. Brune, J. Ike Guest, Wayne R. Holbrook, Joseph P. Philipp and Kenneth L. Sabot. Information about the director nominees, each of whom is presently a director of the Company, is set forth in the following paragraphs.

Clinton H. Howard, age 77, is the Company’s Chairman of the Board and Chief Executive Officer. He has held those positions since founding the Company in 1991. He also served as President until the appointment of Mr. Holbrook to that position in February 2003. Mr. Howard graduated from Rice University with a Bachelor of Arts degree and from Southwestern Medical School with a Master of Medical Art degree, after which he studied graduate business courses both at Southern Methodist University and the University of Dallas and medical arts courses at Johns Hopkins Medical School. Mr. Howard founded American Biomedical Corporation in 1958 and served as Chief Executive Officer until 1973. During his tenure, American Biomedical grew into a chain of 40 medical testing laboratories and completed its initial public offering in 1969. In 1974, American Biomedical was merged with National Health Laboratories, then one of the nation’s largest medical laboratory chains. In 1974, Mr. Howard founded Carrington Laboratories, Inc., f/k/a Avacare, Inc., a direct sales company engaged in marketing personal care products. In 1981, he established a research division at Carrington, which isolated an active medicinal compound in aloe vera, acemannan. After selling its direct sales business in 1985, Carrington became a pharmaceutical company. Mr. Howard retired from Carrington in 1990.

Steven E. Brown, age 50, is a director and also serves as Chief Financial Officer and Vice President-Finance, positions that he has held since joining the Company in May 1994. Mr. Brown was appointed Secretary in September 2003. Prior to joining the Company, Mr. Brown was the Vice President-Finance and Chief Financial Officer of Carrington Laboratories, Inc. from 1980 through April 1994. Mr. Brown was treasurer of Carrington from 1982 through 1994 and served as a director from 1981 until August 1987. Mr. Brown became a certified public accountant in 1980 and was previously associated with an international accounting firm from 1977 to 1980.

David H. Brune, age 75, was elected to the Board of Directors in September 2003. Since 2001, Mr. Brune has served Of Counsel to the law firm of Boyle and Lowry. From 1989 through 2001, Mr. Brune held the positions of Senior Vice President, Chief Development Officer and Corporate Counsel for succeeding land development companies associated with the Las Colinas development in Irving, Texas. These companies were Cousins Stone LP from 1999 through 2001, Faison-Stone, Inc. from 1993 to 1999 and Las Colinas, Inc. from 1989 to 1992. From 1987 to 1989 Mr. Brune served as Vice Chairman, Chief Development Officer, and General Counsel of Las Colinas Corporation, a subsidiary of Southland Financial Corporation of which he was a Director and Senior Executive Vice President (1979-1989). From 1981 through 1999, Mr. Brune also served as President and Chief Executive Officer of the Dallas County Utility & Reclamation District, a governmental entity associated with the Las Colinas development in Irving, Texas.

J. Ike Guest, age 67, was elected to the Board of Directors in September 2003. Mr. Guest, a certified public accountant, is a shareholder of the accounting firm of Lightfoot Guest Moore & Co., P.C., which Mr. Guest joined in 1992. In this capacity, Mr. Guest is responsible for providing audit, consulting, bankruptcy, valuation and litigation support services. Mr. Guest joined this firm after retiring as an audit and client services partner from the international public accounting firm, Deloitte & Touche. During his tenure with these accounting firms, Mr. Guest has planned, directed and supervised the accounting, auditing and reporting activities for public entities, including several that filed an initial public offering of securities, and entities subject to filing requirements with other regulatory bodies. Mr. Guest became a member of the Board of Directors of the Irving Convention and Visitors Bureau in March 2005 and also served as Chairman of the Greater Irving – Las Colinas Chamber of Commerce for the fiscal year ended March 31, 2004.

Wayne R. Holbrook, age 51, has been a director since March 2003. Mr. Holbrook joined the Company as Vice President – Marketing in November 2001 and was appointed President in February 2003. Mr. Holbrook served as President of One World Online, Inc., a publicly traded company based in Utah from December 1998 until joining the Company. Prior to joining One World, Mr. Holbrook served as Executive Vice President of Global Connections, Inc. from January 1996 to December 1998.

Joseph P. Philipp, age 56, was elected to the Board of Directors in June 2004. Since 1993, Mr. Philipp has been the Managing Partner of Insight Consulting, a consulting firm specializing in organizational structure, executive and leadership development and strategic planning. Prior to holding his present position, Mr. Philipp held various Human Resource management positions with several organizations, including Epic Healthcare, American Medical International and LifeMark Corporation. Mr. Philipp earned a Masters of Business Administration degree from the University of Wisconsin and has served as a council member of the Irving, Texas City Council since 1996.

Kenneth L. Sabot, age 60, is a director and the Senior Vice President – Operations, positions which he has held since joining the Company in February 1998. Prior to joining the Company, Mr. Sabot was the Vice-President-Operations of To Life! LLC, a start-up network marketing company, from August 1996 until February 1998. Prior to joining To Life, he was employed by Light Force, Inc. from 1981 through January 1996. Mr. Sabot joined Light Force as the Controller in 1981 and served as Chief Operating Officer from 1986 until leaving Light Force in January 1996. Mr. Sabot became a certified public accountant in 1969.

The Board of Directors recommends that shareholders vote for the election of each nominee.

CORPORATE GOVERNANCE

Meetings and Committees of the Board

The Board of Directors held six meetings during 2005. During 2005, each director attended at least 75% of the meetings of the Board and of the committees on which he served. The Company does not have a policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of shareholders, although the Company has always encouraged its directors to attend its annual meeting. In 2005, all directors attended the Company’s annual meeting of shareholders.

The Board of Directors of the Company has two permanent committees, the Audit Committee and the Compensation Committee. The Company has no nominating committee or committee that recommends qualified candidates to the Board of Directors for election as directors.

Audit Committee

The Audit Committee Charter adopted by the Board of Directors was attached as Appendix A to the proxy statement for the 2004 annual meeting of shareholders. In accordance with its charter, the Audit Committee’s functions include (i) engaging independent auditors and determining their compensation; (ii) reviewing audit results and the results of interim financial statement reviews with the independent auditors and management; (iii) overseeing the Company’s financial reporting process and internal control systems; (iv) authorizing any non-audit services provided by the independent auditors and the compensation for those services; and (v) initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

The Audit Committee, established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) consists of two directors, Messrs. Guest (Chair) and Brune. It is the opinion of the Board of Directors that the members of the Audit Committee are each an “independent director” as defined in the listing standards of the Nasdaq Stock Market (“Nasdaq”). In addition, the Board of Directors has determined that Mr. Guest meets the definition of a “financial expert” as defined in Item 401(h) of Regulation S-K under the Exchange Act.

The Audit Committee held six meetings during 2005. All committee members attended all committee meetings.

Compensation Committee

The Compensation Committee Charter adopted by the Board of Directors was attached as Appendix B to the proxy statement for the 2004 annual meeting of shareholders. In accordance with its charter, the Compensation Committee’s functions include (i) establishing and administering the Company’s officer compensation policies, which function includes setting the compensation of the Chief Executive Officer; (ii) administering the Company’s stock incentive plan; and (iii) overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

The Compensation Committee consists of three directors, Messrs. Philipp (Chair), Brune and Guest. It is the opinion of the Board of Directors that the members of the Compensation Committee are each an “independent director” as defined by the listing standards of Nasdaq.

The Compensation Committee held five meetings during 2005. All committee members attended all committee meetings.

Director Nominations

The Company does not have a standing nominating committee. The entire Board of Directors fulfills the role of a nominating committee. Because of the Company’s size and the size of its current Board, and because of the practical necessity that a candidate for director must be acceptable to Mr. Howard pursuant to his percentage ownership of the Common Stock (see table under the caption “Security Ownership of Certain Beneficial Owners and Management”), the Board believes it is desirable for the nominations function to be fulfilled by the full Board, including Mr. Howard, rather than by a nominating committee that does not include him. The entire Board of Directors serving as a nominating committee currently does not have a charter, nor do all directors meet the independence requirements as defined by the listing standards of Nasdaq. Because the Common Stock is traded on the OTC Bulletin Board, the Company is not subject to the corporate governance standards of any securities exchange or Nasdaq regarding the independence of nominating committee members.

The Board of Directors will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Royal BodyCare, Inc., 2301 Crown Court, Irving, Texas 75038, that sets forth: (1) the name, business address, residence address, date of birth, biographical data and qualifications of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of Common Stock beneficially owned by each proposed nominee; (3) any other information regarding the proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to Regulation 14(a) of the Exchange Act; (4) the name, business address and residence address of the shareholder making the recommendation; and (5) the number of shares of Common Stock beneficially owned by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of the proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

At this time, the Board of Directors does not have a formal policy with regard to the consideration of any director nominees recommended by the Company’s shareholders because the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome. Although the Board of Directors has not established formal minimum qualifications for its members, the Board would consider only potential nominees who have experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. Non-management director nominees would generally need to be independent as defined by the listing standards of Nasdaq. Any nominee must be willing to serve for the nominal director’s compensation paid by the Company. In addition, the Board of Directors would evaluate nominees with the goal of maintaining a diversity of background and experience that complements the other directors. The Company does not utilize third parties to identify or evaluate potential director nominees. Candidates nominated by shareholders would be evaluated in the same manner as the candidates nominated by the Board of Directors. The Company has not received any recommendation for a director nominee from any shareholder.

Director Compensation

Under the director compensation plan adopted by the Board, each director receives a quarterly retainer of $300 plus $300 for each Board meeting attended. In addition, non-employee directors receive $150 per hour for time spent performing work related to service on any committee of the Board.

Compensation Committee Interlocks and Insider Participation

Only Messrs. Brune, Guest and Philipp have been members of the Compensation Committee during the 2005 fiscal year, each of whom is an independent director. There are no compensation committee interlocks between the members of the Company’s Compensation Committee and any other entity.

Communication with the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, Royal BodyCare, Inc., 2301 Crown Court, Irving, Texas 75038. Any communication to an independent director will be forwarded to that director. As to all other communications, the Chairman, or his designate, will review such communications to determine which communications will be forwarded to other directors. All communications will be forwarded except those that are related to Company products and services, are solicitations or are otherwise related to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

With regard to communications received and deemed appropriate for distribution, the Chairman shall maintain and provide copies to the Board of Directors in advance of each of its meetings. With regard to all other communications, the Chairman will indicate to the Board the general nature of these communications, and will hold such communications until each Board meeting to allow for review by any interested director.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to all directors, officers and employees of the Company, including its principle executive officer and its principle financial and accounting officer. A copy of the Code of Ethics will be provided upon request directed to the Company’s Secretary, Royal BodyCare, Inc., 2301 Crown Court, Irving, Texas 75038.

Shareholder Proposals for the 2007 Annual Meeting of Shareholders

All suggestions from shareholders are given careful attention. An eligible shareholder who wishes to include a proposal in the Company’s proxy statement for the 2007 annual meeting of shareholders must submit it, in accordance with Rule 14a-8 of the Exchange Act, so that it is received by the Company’s Secretary, at the Company’s executive offices, on or before December 29, 2006.

PROPOSAL 2

AMEND THE COMPANY’S ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has unanimously approved a proposed amendment to the Company’s Articles of Incorporation, which, if adopted, will change the name of the Company from “Royal BodyCare, Inc.” to “RBC Life Sciences, Inc.”

In November 2005, the Company announced its decision to change the brand name under which it markets its nutritional products from “Royal BodyCare” to “RBC Life Sciences.” The Company made this change to more clearly identify its brand name with the products it sells, to reflect the advanced level of biotechnology that is incorporated into its product line and to improve the direct marketing opportunity for its Associates. The Company also believes that the name “RBC Life Sciences” better suits its medical products marketed under the MPM Medical brand name.

The change of the Company’s name will not affect in any way the validity of currently outstanding stock certificates or the trading of the Company’s Common Stock. Shareholders will not be required to surrender or exchange any stock certificates currently held by them. Whether or not this amendment to the Articles of Incorporation is approved, the Common Stock will continue to trade on the OTC Bulletin Board under the symbol “ROBE.”

If the Company’s shareholders approve the name change, then the Company’s Board of Directors intends to file Articles of Amendment to the Company’s Articles of Incorporation, which will become effective immediately upon acceptance of filing by the Secretary of State of Nevada. The Board of Directors presently intends to file the Articles of Amendment promptly after the Company’s shareholders have approved the proposed amendment to the Company’s Articles of Incorporation.

The Board of Directors unanimously recommends a vote for approval of the amendment to the Articles of Incorporation.

PROPOSAL 3

APPROVAL OF THE 2006 STOCK INCENTIVE PLAN

On April 14, 2006, the Board of Directors adopted resolutions, subject to shareholder approval, to approve and adopt the 2006 Stock Incentive Plan (the “2006 Plan”).

As of March 17, 2006, 3,440,000 shares of the 3,500,000 shares of Common Stock issuable under the Company’s 2003 Stock Incentive Plan (the “2003 Plan”) had been either issued or were committed to presently outstanding stock options. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting, retaining and motivating persons who are expected to make important contributions to the Company. In addition, the Board of Directors believes that granting stock-based awards promotes the growth and success of the Company by aligning the financial interests of employees, directors and consultants with that of the other shareholders of the Company. However, the Board of Directors does not believe that the remaining shares of Common Stock available for grant under the 2003 Plan are sufficient to meet the Company’s needs. Accordingly, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to adopt the 2006 Plan.

Summary of the 2006 Plan

The following is a summary of the material provisions of the 2006 Plan; however, it is not complete and does not represent a detailed description of every aspect of the 2006 Plan. The following summary of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached hereto as Appendix A.

Term of Plan

The effective date of the 2006 Plan is April 14, 2006 (the date of approval by the Board of Directors) subject to shareholder approval, and it provides that no grants may be made after the tenth anniversary of the effective date of the 2006 Plan. However, any awards made prior to the expiration date of the 2006 Plan may extend beyond the expiration date for a maximum period of ten years following the date of grant of the award. The Board of Directors may amend, suspend or terminate the 2006 Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if shareholder approval is necessary to comply with any applicable tax or regulatory requirement.

Eligibility to Receive Awards

Officers, employees, directors of, and consultants to the Company and its subsidiaries are eligible to be granted awards under the 2006 Plan. As of March 17, 2006, six executive officers, three non-employee directors and approximately 75 other employees and consultants are expected to be eligible to be granted awards under the 2006 Plan. The maximum number of shares of Common Stock that may be awarded to any participant under the 2006 Plan is 500,000 shares.

Administration

The Compensation Committee will administer the 2006 Plan. Subject to the provisions of the 2006 Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price and duration of options and (iii) the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards. In accordance with the terms of the 2006 Plan, the Chief Executive Officer has the power to grant Non-Qualified Options (as defined below), subject to certain limitations.

Subject to certain limitations contained in the 2006 Plan relating to provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regarding deferred compensation plans, the Compensation Committee may modify, cancel, extend or renew outstanding awards and authorize the grant of new awards in substitution therefor, subject to the participant’s consent if such modification, cancellation, extension, renewal or substitution would materially and adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock award or other stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

Stock Available for Awards

Subject to the adjustment provisions discussed in this paragraph, the maximum aggregate number of shares of Common Stock that may be awarded under the 2006 Plan is 2,500,000. Upon the occurrence of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in capital structure, the Compensation Committee, subject to the requirements of Section 409A of the Code, will make adjustments to the number of shares of Common Stock available under the 2006 Plan, the number of shares of Common Stock subject to each outstanding award, the purchase or exercise price of each outstanding award and such other terms of each outstanding stock-based award to the extent that the Compensation Committee determines in good faith that such adjustments are necessary and appropriate. The shares of Common Stock issued under the 2006 Plan may be issued from shares held in treasury, authorized but unissued shares or previously issued shares reacquired by the Company.

Shares of Common Stock underlying any award that is forfeited, cancelled or otherwise expires would again be available for inclusion in future grants. Payment of cash in lieu of shares would not be considered a forfeiture, cancellation or expiration of an award.

Description of Awards

Stock Options. The 2006 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) and options not intended to qualify as incentive stock options (“Non-Qualified Options”). Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price, subject to any other terms and conditions as are specified in connection with the option grant. Under the terms of the 2006 Plan, options must be granted at an exercise equal to or greater than the fair market value of the Common Stock on the date of grant.

Restricted Stock Awards. The 2006 Plan provides for the grant of restricted stock awards. Restricted stock awards entitle recipients to receive shares of Common Stock. Shares of Common Stock received pursuant to a restricted stock award are subject to forfeiture restrictions and are forfeited if the conditions specified by the Compensation Committee in the applicable award are not satisfied prior to the end of the restriction period established for the award.

Stock Appreciation Rights. The 2006 Plan provides for the grant of stock appreciation rights (“SARs”), which may be granted separately or in tandem with a stock option. A SAR entitles the recipient to receive payment from the Company, which payment may be in cash or shares of Common Stock, in an amount equal to the increase in the fair market value of a share of Common Stock between the grant and exercise dates, as the Compensation Committee may determine, of the SAR, subject to the terms and conditions that the Compensation Committee determines. A SAR must be granted at an exercise equal to or greater than the fair market value of the Common Stock on the date of grant. If a SAR is granted in tandem with a stock option, it may only be exercised to the extent that the related stock option has not been exercised, paid, or otherwise settled.

Performance-based Awards

To the extent that the Compensation Committee desires to base an award on performance goals that are intended to qualify as performance-based compensation under Section 162(m) of the Code (which is discussed below), the Compensation Committee may make the vesting or payment of an award subject to the achievement of any of the performance goals listed below during a specified period:

(i)	Net income as a percentage of revenue;

(ii)	Earnings per share of Common Stock;

(iii)	Earnings before interest, taxes, depreciation and amortization;

(iv)	Return on net assets employed before interest and taxes;

(v)	Operating margin as a percentage of revenue;

(vi)	Safety performance relative to industry standards and the Company annual target;

(vii)	Strategic team goals;

(viii)	Net operating profit after taxes;

(ix)	Net operating profit after taxes per share of Common Stock;

(x)	Return on invested capital;

(xi)	Return on assets or net assets;

(xii)	Total shareholder return;

(xiii)	Relative total shareholder return (as compared with a peer group of the Company);

(xiv)	Earnings before income taxes;

(xv)	Net income;

(xvi)	Free cash flow;

(xvii)	Free cash flow per share of Common Stock;

(xviii)	Revenue (or any component thereof);

(xix)	Revenue growth; or

(xx)	Any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the Code.

Such performance measures may apply to the grantee, to one or more business units, divisions or affiliates of the Company or the applicable sector of the Company, or to the Company as a whole. Goals may also be based upon performance relative to a peer group of companies. The Compensation Committee may make adjustments to the performance goals previously established with respect to a particular grant of an award as a result of a change in the business, operations, corporate structure, or capital structure of the Company or other similar events, except where such action would result in the loss of a tax deduction to the Company pursuant to Section 162(m) of the Code. The Compensation Committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code.

The Committee may, but is not required to, structure any award so as to qualify as performance-based compensation under Section 162(m) of the Code.

Change in Control

The 2006 Plan provides that generally all awards will vest, and any restrictions and other conditions applicable to awards will lapse, if the Company undergoes a change in control, as defined in the 2006 Plan.

New Plan Benefits

The benefits that will be received or allocated, or would have been received or allocated for the last completed fiscal year if the 2006 Plan had been in effect, are not determinable. If the 2006 Plan is approved by the Company’s shareholders, the Compensation Committee will determine, on an individual basis, the amount and type of awards to be granted to individuals under the 2006 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2006 Plan and with respect to the sale of Common Stock acquired under the 2006 Plan.

Stock Options

An optionee will not recognize taxable income at the time of grant of a Non-Qualified Option. Upon exercise of the option, the difference between the fair market value of the shares on the date of exercise and the exercise price will be taxable as ordinary income to the optionee. The Company will receive a commensurate tax deduction at the time of exercise, subject to the deduction limitation under Section 162(m) of the Code (which is discussed below).

An optionee will not recognize taxable income at the time of grant or exercise of an Incentive Stock Option, and the Company will not be entitled to a tax deduction with respect to that grant or exercise. However, upon exercise, the difference between the fair market value of the shares and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax to the optionee.

If an optionee holds shares acquired upon the exercise of an Incentive Stock Option for longer than one year after the date of exercise and for at least two years after the date of grant upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee. Upon a sale or other disposition of shares acquired upon the exercise of an Incentive Stock Option within one year after the date of exercise or within two years after the date of grant (a “Disqualifying Disposition”) the excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise and (ii) the amount realized on the Disqualifying Disposition of the shares over (b) the exercise price of the shares, will constitute ordinary income to the optionee and the Company will be entitled to a deduction in the amount of that income, subject to the deduction limitation under Section 162(m) of the Code. The excess, if any, of the amount realized from a Disqualifying Disposition over the fair market value of the shares at the time of the exercise generally will constitute short-term or long-term capital gain, depending on whether the shares have been held for at least 12 months after the date of exercise.

Restricted Stock

A grant of restricted stock generally does not constitute a taxable event for a grantee or the Company. However, the grantee will be subject to tax, at ordinary income tax rates, when all restrictions on ownership of the restricted stock lapse. Income recognized will equal the fair market value of the Common Stock on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. The Company will be entitled to a commensurate deduction at that time, subject to the deduction limitation under Section 162(m) of the Code.

A grantee may elect to recognize taxable ordinary income at the time restricted stock is awarded in an amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amount, subject to the deduction limitation under Section 162(m) of the Code with respect to awards that are not designed to be performance-based awards. Future appreciation of the shares will be taxed at the capital gains rate when the shares are sold. However, if, after making such election, the shares are forfeited, the grantee will be unable to claim a deduction.

Stock Appreciation Rights

No income will be realized by a grantee in connection with the grant of a SAR. Upon exercise of a SAR, the grantee must include in ordinary income an amount equal to the cash or the fair market value of Common Stock received. The Company will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Code, equal to the amount included in the grantee’s income by reason of the exercise of a SAR.

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held company for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the other four most highly compensated executive officers employed by the company on the last day of the taxable year. Exceptions are made for, among other things, qualified “performance-based compensation.” Qualified performance-based compensation means compensation paid solely on account of the attainment of objective performance goals, provided that (i) performance goals are established by a compensation committee consisting solely of two or more outside directors, (ii) the material terms of the performance-based compensation are disclosed to and approved by shareholders in a separate shareholder vote prior to payment and (iii) prior to payment, the compensation committee certifies that the performance goals were attained and other material terms were satisfied. The 2006 Plan is designed to conform to the performance-based compensation exception to Section 162(m) of the Code with respect to performance-based awards, including stock option and stock appreciation right awards granted at an exercise price of no less than fair market value. The Company has structured and intends to implement the 2006 Plan so that resulting compensation would be performance-based compensation. To allow the Company to qualify the compensation payable under a performance-based award, the Company is seeking shareholder approval of the 2006 Plan and the material terms of the related performance goals. However, the Company may, in its sole discretion, determine that in one or more cases it is in the Company’s best interests not to satisfy the requirements for the performance-based compensation exception.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 covering the issuance of shares of Common Stock under the 2006 Plan with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2006 Plan by the Company’s shareholders.

The Board of Directors unanimously recommends a vote for approval of the 2006 Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth, as of March 17, 2006, the name, age, and position of each of the executive officers of the Company.

Name	Age	Position
Clinton H. Howard	77	Chairman of the Board, Chief Executive Officer

Wayne R. Holbrook	51	Director, President

Steven E. Brown	50	Director, Chief Financial Officer, Vice President-Finance, Secretary

Kenneth Sabot	60	Director, Senior Vice President-Operations

G. Trevor Scofield	52	Vice President-International Operations

Dennis N. Windsor	46	Vice President-Sales and Marketing

See “Director Nominees” above for business experience information concerning Messrs. Howard, Holbrook, Brown and Sabot.

G. Trevor Scofield joined the Company in 1991 as Vice President-Canadian Operations. Mr. Scofield held that position until May 2003, at which time he was promoted to Vice President-International Operations.

Dennis N. Windsor joined the Company as Vice President-Sales and Marketing in March 2003. From 1999 until joining the Company, Mr. Windsor was self-employed offering consulting, training and speaking services to companies in the network marketing industry. From 1998 to 1999, Mr. Windsor served as Senior Vice President-Sales and Marketing for Eventus International, a network marketing company engaged in the distribution of nutritional supplement products. Prior to 1998, Mr. Windsor was associated with several other network marketing companies as either a member of management or as an independent field distributor.

Executive Compensation

The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) the Company’s Chief Executive Officer and (ii) those of the Company’s four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 2005 (collectively, the “Named Officers”) for services rendered to the Company during 2005, 2004 and 2003.

Name/Title	Year	Annual compensation			Long-term compensation	All other compensation ($)
		Salary ($)(1)	Bonus ($)	Other annual compensation ($)(2)	Securities underlying options/SARs (#)
Clinton H. Howard(3) Chairman of the Board Chief Executive Officer	2005	$321,300	$10,700	$4,800	– 0 –	$	– 0 –
	2004	288,000	5,700	4,800	– 0 –		– 0 –
	2003	244,100	– 0 –	37,400	700,000		– 0 –
Wayne R. Holbrook(4) President	2005	258,300	– 0 –	– 0 –	– 0 –		– 0 –
	2004	252,700	– 0 –	– 0 –	– 0 –		– 0 –
	2003	221,400	4,200	– 0 –	600,000		– 0 –
Steven E. Brown Vice President–Finance Chief Financial Officer	2005	196,300	10,700	– 0 –	– 0 –		– 0 –
	2004	192,000	5,700	– 0 –	– 0 –		– 0 –
	2003	170,600	– 0 –	– 0 –	465,000		– 0 –
Kenneth L. Sabot Senior Vice President - Operations	2005	207,300	10,700	– 0 –	– 0 –		– 0 –
	2004	203,000	5,700	– 0 –	– 0 –		– 0 –
	2003	175,800	– 0 –	– 0 –	480,000		– 0 –
Dennis N. Windsor(5) Vice President – Sales and Marketing	2005	183,000	1,800	– 0 –	– 0 –		– 0 –
	2004	180,000	– 0 –	– 0 –	– 0 –		– 0 –
	2003	124,100	– 0 –	– 0 –	300,000		– 0 –

(1)	Amounts include compensation earned for service as a director in accordance with the Company’s director compensation plan.

(2)	Mr. Howard has use of a Company car with an aggregate annual cost of $4,400, $4,400 and $10,000 in 2005, 2004 and 2003, respectively. The Company also pays certain club dues, which amounted to $400 in each of 2005, 2004 and 2003. The Company provided a split-dollar life insurance arrangement to Mr. Howard in the face amount of $1,000,000 until November 2003, at which time the related insurance policy was transferred to the Company. The annual premiums for this policy were $36,000 per year. No other Named Officers received any annual compensation not properly categorized as salary or bonus, except for certain perquisites or other benefits the aggregate incremental cost of which to the Company for each Named Officer did not exceed the lesser of $50,000, or 10% of the total of annual salary and bonus reported for the Named Officer.

(3)	Mr. Howard also served as President until the appointment of Mr. Holbrook to that position in February 2003.

(4)	Mr. Holbrook joined the Company in November 2001 as Vice President – Marketing and was appointed President in February 2003.

(5)	Mr. Windsor joined the Company in March 2003.

Option Grants

There were no options to purchase Common Stock granted in 2005 to any Named Officer.

Stock Option Exercises and Year-End Option Values

There were no options exercised during the year ending December 31, 2005 by any Named Officer. The table below includes the value of unexercised options held by the Named Officers at December 31, 2005.

Name	Shares acquired on exercise (#)	Value Realized ($)	Number of securities underlying unexercised options/SARs at fiscal year-end		Value of unexercised in-the-money options/SARs at fiscal year-end(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clinton H. Howard	– 0 –	– 0 –	750,000	350,000	$227,000	$203,000
Wayne R. Holbrook	– 0 –	– 0 –	360,000	240,000	214,200	142,800
Steven E. Brown	– 0 –	– 0 –	285,000	180,000	169,575	107,100
Kenneth L. Sabot	– 0 –	– 0 –	300,000	180,000	178,500	107,100
Dennis N. Windsor	– 0 –	– 0 –	120,000	180,000	71,400	107,100

(1)	The December 31, 2005 closing market price of $0.74, as reported on the OTC Bulletin Board, was used to calculate the value of unexercised options.

Equity Compensation Plan Information

The following table presents information about shares of Common Stock that may be issued under the Company’s equity compensation plans in effect as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,140,000	$0.15	260,000
Equity compensation plans not approved by security holders	425,000	$0.70	- 0 -

Total	3,565,000	$0.21	260,000

2003 Stock Incentive Plan. In July 1998, the Company’s shareholders adopted the 1998 Stock Option Plan (the “1998 Plan”) and reserved 500,000 shares of Common Stock for issuance under the 1998 Plan. Effective September 4, 2003, the Company’s shareholders adopted an amendment and restatement of the 1998 Plan in the form of the 2003 Plan, which is incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2003. The purpose of this amendment and restatement was, among other things, to increase the number of shares of Common Stock available for issuance to 3,500,000 shares and to add restricted stock as a type of award available for grant. The 1998 Plan and the 2003 Plan both provided for the issuance of non-qualified and incentive stock options, and permitted grants to employees, non-employee directors and consultants of the Company.

Options granted as of December 31, 2005 vest periodically through 2009, expire at various dates through 2013, and were granted at exercise prices that were the market prices or in excess of the market prices of the Common Stock on the dates granted. As of December 31, 2005, there were 260,000 shares of Common Stock available for future grants under the 2003 Plan. Subsequent to December 31, 2005, a nine-year option to purchase 200,000 shares of Common Stock was granted to an employee. The exercise price of this option was the market price of the Common Stock on the date of grant. After the grant of this option, 60,000 shares of Common Stock remained available for future grants under the 2003 Plan.

Other Stock Options. The Company has granted options to purchase Common Stock to the Company’s Chief Executive Officer and to a third-party in connection with a financing transaction. The exercise price of each of these options was the market price of the Common Stock at the date of grant.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Effective November 20, 2003, the Company entered into an employment agreement with Mr. Howard to serve as its Chief Executive Officer through December 31, 2008. The employment agreement specifies a minimum salary of $285,000, and provides for salary increases and additional cash incentive compensation if the Company achieves certain earnings targets, as defined in the agreement. If the Company terminates Mr. Howard’s agreement without cause, the Company will be required to pay his salary for the remaining term of the agreement, plus the greater of his salary for the remaining term of the agreement, or two times his salary for the preceding 12 months. If Mr. Howard terminates his employment for certain reasons set forth in the agreement, which reasons include a Change of Control (as defined hereinafter), the Company will be required to pay the greater of his salary for the remaining term of the agreement, or two times his salary for the preceding 12 months. Under the terms of the agreement, upon termination of Mr. Howard’s employment, the Company is obligated to pay Mr. Howard a specified percentage of his salary for an additional five-year period for consulting services. A “Change of Control,” as defined in the agreement, includes (a) the acquisition (other than by Mr. Howard) of 50% or more of the Company’s outstanding voting securities by any person or group of persons, (b) a change in the Board of Directors such that the persons who were directors on the date of the agreement (and any new director whose election is approved by Mr. Howard) cease to represent a two-thirds voting majority of the persons on the Board of Directors, (c) a reorganization, merger or consolidation of the Company if, as a result of this transaction, less than a majority of the combined voting power of the outstanding securities of the surviving entity are held in the aggregate by the holders of the Company’s voting securities prior to this transaction, (d) the shareholders’ approval of the sale of all or substantially all of the Company’s assets or (e) any other event that the Board of Directors deems to be a change in the control of Company.

In February 2004, the Company entered into employment agreements that became effective as of January 1, 2004 with each of Messrs. Holbrook, Sabot, Brown and Windsor, which provide minimum salaries of $250,000, $200,000, $189,000 and $180,000, respectively. The initial term of Mr. Holbrook’s agreement is four years. The initial term of each of the other agreements is three years. These agreements provide for additional cash incentive compensation if the Company attains certain performance measures, as defined in the agreements. Each agreement provides that if the Company terminates the agreement without cause, it will be required to pay the salary due for the remaining term of the agreement, plus one-half of the then-current annual salary. If the employee terminates his employment for certain reasons set forth in the agreements, which reasons include a Change of Control (as defined hereinafter), the Company will be required to pay one-half of the then-current annual salary. A “Change of Control,” as defined in the agreements, includes (a) the acquisition (other than by Mr. Howard) of 50% or more of our outstanding voting securities by any person or group of persons, (b) a reorganization, merger or consolidation of the Company if, as a result of this transaction, less than a majority of the combined voting power of the outstanding securities of the surviving entity are held in the aggregate by the holders of the Company’s voting securities prior to this transaction, or, the persons who were the Company’s directors immediately prior to this transaction cease to constitute a majority of the Board of Directors of the surviving entity, (c) the shareholders’ approval of the sale of all or substantially all of the Company’s assets or (d) any other event that the Board of Directors deems to be a change in the control of Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (i) establishes and administers the Company’s officer compensation policies, (ii) administers the Company’s stock incentive plans and (iii) oversees the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers. The Compensation Committee is composed of three independent directors as defined by the listing standards of Nasdaq. The Compensation committee operates pursuant to a written charter adopted by the Board of Directors.

Executive Compensation Philosophy

The Company’s officer compensation policy is to provide executive compensation designed to enhance shareholder value consisting of base salary, a performance bonus, long-term incentive compensation and various other qualified and supplemental benefit programs. To this end, the Compensation Committee designs compensation plans and incentives (i) to link the financial interests of the Company’s executive officers to the interests of the shareholders, (ii) to enable the Company to attract highly qualified executives and management talent from within the network marketing and other related industries, (iii) to retain top performers and ensure future management continuity and (iv) to reward achievement of the Company’s strategic goals and financial targets.

In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his effectiveness in supporting the Company’s long-term goals. Compensation arrangements are governed by the employment agreements of each officer, which agreements were structured to be within the range of salaries paid by competitors of similar size in the network marketing and other relevant industries. Competitors selected for salary comparison purposes may differ from the companies included in the comparative performance indexes in the Performance Graph below.

There are four primary types of compensation provided to the Company’s executive officers:

•	Annual base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions

•	A performance bonus intended to link officers’ compensation to the Company’s performance

•	Long-term compensation, which includes stock options intended to encourage actions to maximize shareholder value

•	Other benefits, such as medical and other insurance plans and a 401(k) Plan, which plans are generally available to all employees of the Company

Annual Base Salary

Each executive officer of the Company has a minimum base salary established in their respective employment agreement. In establishing these minimum base salaries, the Compensation Committee considered such factors as (i) past performance and expectations of future performance, (ii) individual scope of responsibility, performance and experience, (iii) the executive compensation reports of independent consultants engaged by the Company and (iv) past salary levels. The Compensation Committee did not assign relative weights or rankings to these factors, but instead made a determination based upon the consideration of all of these factors, as well as the progress made with respect to the Company’s long-term goals and strategies. In selected cases, other relevant factors may also have been considered.

Base salaries for 2005 were determined after considering the base salary level of the executive officers in prior years, and taking into account the minimum base salary established in their respective employment agreement. Base salary, while reviewed annually, is generally only adjusted based on competitive market compensation data or as deemed necessary in determining total compensation. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, were based upon recommendations made by the Chief Executive Officer.

Performance Bonus

Each executive officer employment agreement provides for payment of cash performance bonuses based on the Company’s achievement of profitability or earnings performance measures. Performance measures are related to each executive officer’s functional role and responsibility. Bonuses are awarded on an annual basis.

Long-Term Compensation

The Compensation Committee believes that participation in a stock incentive plan, such as the 2003 Plan and the 2006 Plan, aligns the interests of executive officers with those of the Company’s shareholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer-term view and helps attract, motivate and retain qualified and capable executives. Long-term, stock-based incentive compensation allows executive officers to share in any appreciation in the value of the Common Stock. Stock options granted to executives in previous years generally become exercisable over a four to five year period as a means of encouraging executive officers to remain with the Company and promote long-term success. Stock options were awarded with exercise prices equal to or above the market price of the Common Stock on the date of grant. As a result, executive officers will benefit from these stock option grants only to the extent that the price of the Common Stock increases and shareholders have also benefited.

Grants of stock-based compensation are based on a number of factors including corporate performance, individual performance, the scope of functional roles, the Chief Executive Officer’s recommendations (for executive officers other than the Chief Executive Officer), the level of seniority and experience, existing levels of stock ownership, previous grants of stock-based awards and vesting schedules of outstanding awards. There were no stock-based incentive awards granted to executive officers during 2005.

Other Benefits

The Company has various broad-based employee benefit plans. Executive officers participate in these plans generally on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to officers under these plans. The Company also offers a 401(k) Plan, which allows employees to invest in an array of funds on a pre-tax basis. The Company makes matching contributions to the 401(k) Plan equal to 10% of the contributions made by employees.

Compensation of Chief Executive Officer

In November 2003, based on the recommendation of the Compensation Committee, the Board authorized management to enter into an employment agreement with Mr. Howard to serve as Chief Executive Officer through December 31, 2008. This recommendation was based on the Compensation Committee’s assessment of Mr. Howard’s past performance and the anticipated future benefits that will accrue to the Company in providing a continued, long-term relationship with its founder. The employment agreement specifies a minimum salary of $285,000, and provides for salary increases and cash performance bonuses if the Company achieves certain earnings targets, as defined in the agreement. The agreement also provides Mr. Howard, among other things, a fringe benefit program comparable to executives in a comparable position in similarly situated companies. During 2005, Mr. Howard received an annual base salary of $321,300 and an annual performance bonus of $10,700. Mr. Howard was granted no stock-based incentive compensation during 2005. The Executive Compensation table includes additional information regarding the other compensation and benefits paid to Mr. Howard.

Internal Revenue Code Section 162(m)

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to Named Officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the related regulations. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s belief that the Company will be able to continue to manage its executive compensation program for Named Officers so as to preserve the related federal income tax deductions.

COMPENSATION COMMITTEE

Joseph P. Philipp, Chair

David. H. Brune

J. Ike Guest

PERFORMANCE GRAPH

The following graph compares the return on the Common Stock with (1) the Nasdaq Market Index and (2) a network marketing peer group consisting of Nature’s Sunshine Products, Inc., Mannatech, Inc., Reliv’ International, Inc., USANA Health Sciences, Inc. and AMS Health Sciences, Inc. (identified as the “Peer Group”) for the period from December 31, 2000 through December 31, 2005. The comparison assumes that $100 was invested on December 31, 2000, and assumes reinvestment of dividends and distributions.

	Royal BodyCare, Inc.	Peer Group	Nasdaq Market Index
12/2000	100.00	100.00	100.00
12/2001	34.48	168.57	79.71
12/2002	17.24	210.34	55.60
12/2003	100.99	616.03	83.60
12/2004	44.34	925.71	90.63
12/2005	182.27	903.56	92.62

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of two directors, who are independent directors as defined by the listing standards of Nasdaq. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2005 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and the Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE

J. Ike Guest, Chair

David H. Brune

Independent Registered Public Accounting Firm

The Audit Committee has appointed Lane Gorman Trubitt, L.L.P. (“LGT”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2006.

Prior to the engagement of LGT, Grant Thornton LLP (“GT”) served as the Company’s independent registered public accounting firm. On June 6, 2005, GT notified the Audit Committee and Board of Directors that it declined to stand for re-appointment as the Company’s independent registered public accounting firm. LGT was appointed by the Audit Committee as the Company’s independent registered accounting firm on July 8, 2005.

GT’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the years ended December 31, 2004 and 2003 and through June 6, 2005, there were no disagreements between the Company and GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for those years. During the years ended December 31, 2004 and 2003 and through June 6, 2005, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees and Non-Audit Fees

The aggregate fees for professional services rendered by LGT for 2005 and by GT for 2004 were as follows:

	2005 (4)	2004
Audit Fees(1)	$52,400	$82,500
Audit-Related Fees(2)	2,010	-0-
Tax Fees(3)	8,500	13,780
All Other Fees	-0-	-0-

Total	$62,910	$96,280

(1)	Represents fees for professional services in connection with the audit of the Company’s financial statements and reviews of quarterly interim financial statements.

(2)	Represents fees for consultations regarding the application of certain accounting pronouncements to the Company’s financial statements.

(3)	Represents fees for tax compliance, tax advice and tax planning relating to preparing and filing the Company’s income tax returns.

(4)	Fees for professional services rendered by GT during 2005 for audit fees and audit-related fees were $7,500 and $8,950, respectively. Audit fees represented fees for professional services in connection with the review of quarterly interim financial statements. Audit-related fees represented fees for professional services related to (i) consultations regarding the application of certain accounting pronouncements to the Company’s financial statements, (ii) the transition to the Company’s new independent registered accounting firm and (iii) its consent for use of its audit report in the filing of Forms S-8 and 10-K with the SEC.

Representatives of LGT are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent registered public accounting firm to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. All of the professional services rendered by LGT and GT for audit-related fees and tax fees during 2004 and 2005 were pre-approved by the Audit Committee.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the forms submitted to the Company, and written representations made by persons required to file these reports, the Company believes that all such persons complied with all Section 16(a) filing requirements applicable to them.

Certain Relationships and Related Transactions

Mr. Howard has guaranteed a mortgage note and a bank note of the Company, which notes amounted to $2,568,000 and $400,000, respectively, at December 31, 2005. Mr. Howard has also guaranteed a $900,000 line of credit of the Company that had no borrowings outstanding at December 31, 2005. The Company has undertaken certain obligations to indemnify Mr. Howard and secure its obligations to him in the event the Company defaults on its loans.

Andrew V. Howard, Mr. Howard’s son, was an independent Associate of the Company in 2005 and continues to be an independent Associate in 2006. As such, he receives distributor commission payments from the Company, which payments amounted to $86,200 in 2005. These payments were calculated in accordance with the Company’s Associate Compensation Plan pursuant to which all independent Associates of the Company are paid distributor commissions. In December 2005, the Company entered into a six-month Marketing Agreement with Mr. Howard’s son. Under the terms of this Marketing Agreement, the Company agreed to pay to Mr. Howard’s son additional distributor commissions, and reimburse him for certain out-of-pocket marketing expenses, if Mr. Howard’s son satisfied the performance criteria set forth in the Marketing Agreement. Aggregate maximum payments under this agreement are $37,500.

Clare S. Holbrook, Mr. Holbrook’s spouse, is employed by the Company as the Director of Communications. In connection with her employment, she received compensation of $77,000, including salary and bonuses, in 2005. Mr. Holbrook’s spouse continues to be an employee of the Company in 2006.

Important Notice Regarding Delivery of Stockholder Documents

In accordance with a notice sent to certain holders of Common Stock who hold Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Shareholders and Proxy Statement and the 2005 Annual Report to Shareholders is being sent to that address unless the Company receives contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or the Company’s Annual Report to Shareholders, he or she may contact the Company by mail addressed to Secretary, Royal BodyCare, Inc., 2301 Crown Court, Irving, Texas 75038, or by telephone at (972) 893-4000, and the Company will deliver those documents to the shareholder promptly upon receiving the request. Any such shareholder may also contact the Secretary if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of the proxy materials and annual reports, he or she may request householding in the future by contacting the Secretary.

Annual Report

The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the year ended December 31, 2005 filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to any shareholder (including any beneficial owner) upon written request to Steven E. Brown, Chief Financial Officer, Royal BodyCare, Inc., 2301 Crown Court, Irving, Texas 75038.

By Order of the Board of Directors,

Steven E. Brown
Secretary

May 2, 2006

APPENDIX A

RBC LIFE SCIENCES, INC.

2006 STOCK INCENTIVE PLAN

1. ESTABLISHMENT OF PLAN AMENDMENT AND RESTATEMENT. RBC Life Sciences, Inc. establishes the “RBC Life Sciences, Inc. 2006 Stock Incentive Plan”, effective as of May 1, 2006. Awards granted under the Plan shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time.

2. PURPOSE. The purposes of the Plan are (i) to offer selected Employees, including Officers, Directors and Consultants of the Company and its Affiliates an equity ownership interest and opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to create long-term value and to provide incentives to such Employees, Directors and Consultants by means of market-driven and performance-related stock-based awards to achieve long-term performance goals, and (iv) to promote the growth and success of the Company’s business by aligning the financial interests of Employees, Directors and Consultants with that of the other stockholders of the Company. Toward these objectives, this Plan provides for the grant of Options, Stock Appreciation Rights and Restricted Stock Awards, some of which may be Performance Awards.

3. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

(a) “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company’s financial statements.

(b) “Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, and a Stock Appreciation Right, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan and includes Performance Awards.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means:

(i) in the case of a Director or a Consultant, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate; and

(ii) in the case of an Optionee or Grantee whose employment with the Company or an Affiliate is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Affiliate, which employment agreement includes a definition of “Cause,” the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(iii) in all other cases, (a) an intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of duties, (c) an intentional violation of material Company or Affiliate policies, (d) involvement in a transaction or act in connection with the performance of duties to the Company or any Affiliate which transaction or act is adverse to the interests of the Company or any Affiliate, or (e) the willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

(e) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

(f) “Chief Executive Officer” means the individual serving at any relevant time as the chief executive officer of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

(h) “Committee” means the Compensation Committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Options or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act. Notwithstanding the foregoing provisions, the Chief Executive Officer has the authority to grant Non-Qualified Stock Options to certain Employees, as described in Section 6 of this Plan.

(i) “Common Stock” means the Common Stock, $.001 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

(j) “Company” means RBC Life Sciences, Inc., a Nevada corporation.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

(l) “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in a particular Option Agreement or Restricted Stock Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or

Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(m) “Covered Employee” means the Chief Executive Officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

(n) “Director” means a member of the Board or the board of directors of an Affiliate.

(o) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(p) “Effective Date” means May 1, 2006.

(q) “Employee” means any person, including an Officer or Director, who is employed by the Company or an Affiliate. The payment of compensation by the Company or an Affiliate to a Director or Consultant solely with respect to such individual rendering services in the capacity of a Director or Consultant, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, traded on the NASDAQ National Market or the NASDAQ SmallCap Market or reported on the Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc., the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) or reported on the Over-the Counter Bulletin Board on the day of determination (or if no such price or bid is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(t) “Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan, including an Option.

(u) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

(v) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

(x) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(y) “Option” means a stock option granted pursuant to the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

(z) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

(aa) “Optionee” means an individual to whom an Option has been granted under the Plan.

(bb) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(cc) “Performance Award” shall mean a Restricted Stock Award granted under Section 12 of the Plan to a Grantee who is an Employee that becomes vested and earned solely on account of the attainment of a specified performance target in relation to one or more Performance Goals.

(dd) “Performance Goals” shall mean, with respect to any Performance Award, the business criteria (and related factors) selected by the Committee at the time of grant to measure the level of performance of the Company during the Performance Period, in each case, prepared on the same basis as the financial statements published for financial reporting purposes, except as adjusted pursuant to Section 12(f). The Committee may select as the Performance Goals for a Performance Period any one or combination of the following business criteria that apply to the Grantee of the Performance Award, one or more business units, divisions or Affiliates or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies, as interpreted and defined, in each case, by the Committee, which business criteria (to the extent applicable) will be determined in accordance with generally accepted accounting principles:

(i)	Net income as a percentage of revenue;

(ii)	Earnings per share of Common Stock;

(iii)	Earnings before interest, taxes, depreciation and amortization;

(iv)	Return on net assets employed before interest and taxes;

(v)	Operating margin as a percentage of revenue;

(vi)	Safety performance relative to industry standards and the Company annual target;

(vii)	Strategic team goals;

(viii)	Net operating profit after taxes;

(ix)	Net operating profit after taxes per share of Common Stock;

(x)	Return on invested capital;

(xi)	Return on assets or net assets;

(xii)	Total stockholder return;

(xiii)	Relative total stockholder return (as compared with a peer group of the Company);

(xiv)	Earnings before income taxes;

(xv)	Net income;

(xvi)	Free cash flow;

(xvii)	Free cash flow per share of Common Stock;

(xviii)	Revenue (or any component thereof);

(xix)	Revenue growth; or

(xx)	Any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

(ee) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or, except in the case of any grant to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(ff) “Plan” means this RBC Life Services, Inc. 2006 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

(gg) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.

(hh) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

(ii) “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 10(a) of this Plan and set forth in the related Restricted Stock Agreement.

(jj) “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Restricted Stock Award” means an Award granted under Section 10 of this Plan of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

(mm) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

(nn) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(oo) “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the shares of Common Stock to which such right relates as provided in Section 10 hereof.

(pp) “Stock Appreciation Right Agreement” means the written agreement evidencing the award of a Stock Appreciation Right. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

4. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Stock Appreciation Rights, and (d) Restricted Stock Awards.

5. SHARES SUBJECT TO PLAN.

(a) Maximum Shares Subject to Plan. Subject to adjustment pursuant to Section 13(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 2,500,000 shares. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (i) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested, or (ii) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, (ii) Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

(b) Registration and Listing of Shares. From time to time, the Board and appropriate Officers shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate persons to register, list and otherwise make shares of Common Stock available for issuance pursuant to Awards.

6. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 3(a). The Committee in its sole discretion shall select the recipients of Awards; provided, however, that the Chief Executive Officer, acting on behalf of the Board, in his sole discretion may select the recipients of Non-Qualified Stock Options if (i) such recipients are not Officers and (ii) the aggregate number of shares of Common Stock subject to such Options does not exceed 20,000 shares in any one calendar quarter. The Chief Executive Officer will provide notice to the Board as soon as administratively practicable following any Non-Qualified Stock Option grant made by the Chief Executive Officer pursuant to the preceding sentence. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an

Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

7. LIMITATION ON INDIVIDUAL AWARDS. Subject to the provisions of Section 13(a), the maximum number of shares of Common Stock that may be subject to Awards granted to any one person under the Plan shall not exceed 500,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options that are canceled or repriced.

8. TERMS AND CONDITIONS OF OPTIONS. The Committee, or if applicable pursuant to Section 6, the Chief Executive Officer, shall determine (a) whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and (b) the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:

(a) Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committee, or if applicable the Chief Executive Officer, from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

(b) Date of Grant. The date of grant of an Option will be the date on which the Committee, or if applicable the Chief Executive Officer, makes the determination to grant such Option unless otherwise specified by the Committee. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.

(c) Exercise Price. The exercise price of any Option shall be not less than the Fair Market Value of the shares of Common Stock on the date of grant of the Option. In addition, the exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.

(d) Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the day prior to the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.

(e) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 8(e), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(f) Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death.

(g) Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued or assumed pursuant to this Section 8(g), the exercise price for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.

9. EXERCISE OF OPTIONS.

(a) Notice. Options may be exercised only by delivery to the Company of a written exercise notice approved by the Committee (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise notice may be part of an Optionee’s Option Agreement.

(b) Payment. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and in one or more of the following methods stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company or (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

(c) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Option granted under the Plan. Prior to issuance of the shares of Common Stock upon exercise of an Option, the Optionee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of an Option, the Company shall withhold or collect from the Optionee an amount sufficient to satisfy such tax withholding obligations.

(d) Exercise of Option Following Termination of Continuous Service.

(i) An Option may not be exercised after the expiration date of such Option set forth in the Option Agreement and may be exercised following the termination of an Optionee’s Continuous Service only to the extent provided in the Option Agreement.

(ii) Where the Option Agreement permits an Optionee to exercise an Option following the termination of the Optionee’s Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

(iii) Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

(iv) The Committee shall have discretion to determine whether the Continuous Service of an Optionee has terminated and the effective date on which such Continuous Service terminates and whether the Optionee’s Continuous Service terminated as a result of the Disability of the Optionee.

(e) Limitations on Exercise.

(i) The Committee, or if applicable the Chief Executive Officer, may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

(ii) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

(iii) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

(f) Modification, Extension And Renewal of Options. The Committee shall have the power to modify, cancel, extend or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 13(a) of this Plan) any such action may not, without the written consent of any Optionee, (i) impair any rights under any Option previously granted to such Optionee, (ii) cause the Option or the Plan to become subject to Section 409A of the Code, or (iii) cause any Option to lose its status as “performance-based” compensation under Section 162(m) of the Code. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

(g) Privileges of Stock Ownership. No Optionee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

(h) Proceeds of Option Exercise. The proceeds received by the Company from the sale of shares of its Common Stock pursuant to Options exercised under the Plan shall be used for general corporate purposes.

10. STOCK APPRECIATION RIGHTS.

(a) Terms and Conditions of Stock Appreciation Rights. At any time that the Common Stock is traded on an established market, the Committee, from time to time, subject to the terms and provisions of the Plan, may grant to an eligible Employee, Director or Consultant Stock Appreciation Rights if (i) the exercise price of the Stock Appreciation Right is not less than the Fair Market Value of the Common Stock on the grant date of the Award, (ii) the Stock Appreciation Right will be settled only in shares of Common Stock (unless settlement in the form of cash would not cause a Stock Appreciation Right or the Plan to become subject to Section 409A of the Code), and (iii) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the time between the Stock Appreciation Right grant and exercise or any other feature that would cause the Stock Appreciation Right or the Plan to become subject to Section 409A of the Code. In addition, a Stock Appreciation Right may be related to an option, or issued “in tandem” with an Option, only if such an arrangement would not cause the Stock Appreciation Right, the Option, or the Plan to become subject to Section 409A of the Code. The terms and conditions of a Stock Appreciation Right shall be set forth in a Stock Appreciation Right Agreement (which need not be the same for each Grantee) in such form as the Committee approves, but which is not inconsistent with the Plan. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

(b) Stock Appreciation Right Related to an Option. If permitted pursuant to the conditions and limitations contained in Section 10(a), a Stock Appreciation Right granted in connection with an Option shall cover the same shares of Common Stock covered by the Option (or such lesser number of shares of common stock as the Committee may determine) and shall, except as provided in this Section 10(b), be subject to the same terms and conditions as the related Option.

(i) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

(ii) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount payable in whole shares of Common Stock determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the option exercise price of the Stock Appreciation Right, by (B) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the applicable Stock Appreciation Right Agreement.

(iii) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(c) Stock Appreciation Right Unrelated to an Option. A Stock Appreciation Right unrelated to an Option shall cover such number of shares of Common Stock as the Committee shall determine.

(i) Terms; Duration. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. However, each Stock Appreciation Right shall be exercisable only during such portion of its term as the Committee shall determine and, unless provided otherwise by the specific provisions of the Stock Appreciation Right Agreement, only if the Grantee’s Continuous Service has not terminated at the time of such exercise.

(ii) Amount Payable. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount payable in whole shares of Common Stock determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a share of Common Stock on the date the

Stock Appreciation Right was granted, by (B) the number of shares of Common Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the applicable Stock Appreciation Right Agreement.

(iii) Non-Transferability. No Stock Appreciation Right unrelated to an Option shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative.

(d) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by giving written notice to the Company at its principal place of business or other address designated by the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the applicable Stock Appreciation Right Agreement being exercised and the related Option Agreement to the Company, which shall endorse thereon a notation of such exercise and return such agreements to the Grantee.

(e) Form of Payment. Payment of the amount determined under Section 10(b) or 10(c) shall be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right. If the amount payable results in a fractional share of Common Stock, the amount payable for the fractional share will be withheld pursuant to Section 10(f) hereof by the Company in connection with satisfying its tax withholding obligations with respect to the exercise of the Stock Appreciation Right. Notwithstanding the foregoing provisions of this Section 10(e), payment of the amount determined under Section 10(b) or 10(c) in connection with the exercise of a Stock Appreciation Right may be paid in cash, if such form of payment would not cause the Stock Appreciation Right or the Plan to be subject to Section 409A of the Code.

(f) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Stock Appreciation Right granted under the Plan. Prior to issuance of the shares of Common Stock [or payment of cash] upon exercise of a Stock Appreciation Right, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of a Stock Appreciation Right, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.

(g) Exercise of Stock Appreciation Right Following Termination of Continuous Service.

(i) A Stock Appreciation Right may not be exercised after the expiration date of such Stock Appreciation Right set forth in the Stock Appreciation Right Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Stock Appreciation Right Agreement.

(ii) Where the Stock Appreciation Right Agreement permits Grantee to exercise a Stock Appreciation Right following the termination of the Grantee’s Continuous Service for a specified period, the Stock Appreciation Right shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Stock Appreciation Right, whichever occurs first.

(iii) The Committee shall have discretion to determine whether the Continuous Service of Grantee has terminated and the effective date on which such Continuous Service terminates and whether the Grantee’s Continuous Service terminated as a result of the Disability of the Grantee.

(h) Limitations on Exercise.

(i) The Committee may specify a reasonable minimum number of shares of Common Stock covered by a Stock Appreciation Right or a percentage of the shares subject to a Stock Appreciation Right that may be acquired on any exercise of a Stock Appreciation Right; provided, that such minimum number will not prevent Grantee from exercising the full number of shares of Common Stock as to which the Stock Appreciation Right is then exercisable.

(ii) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Stock Appreciation Right shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with Section 409A of the Code, the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

(iii) As a condition to the exercise of a Stock Appreciation Right, the Company may require the person exercising such Stock Appreciation Right to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

(i) Privileges of Stock Ownership. No Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to a Stock Appreciation Right until such Stock Appreciation Right is properly exercised and the acquired shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

11. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 11.

(a) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

(b) Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 11 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock certificate until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Award, including rules pertaining to the termination of the Grantee’s Continuous Service (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.

(c) Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired and Grantee has satisfied all applicable federal, state and local income and employment tax withholding requirements. Each Restricted Stock Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(d) Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Award Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.

(e) Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

(f) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(g) Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on termination of the Grantee’s Continuous Service during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine whether the Continuous Service of a Grantee has terminated and the date on which such Continuous Service terminates and whether the Grantee’s Continuous Service terminated as a result of the Disability of the Grantee.

(h) Lapse of Forfeiture Restrictions in Certain Events; Committee’s Discretion. Notwithstanding the provisions of Section 11(g) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 11(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee. Notwithstanding the preceding provisions of this Section 11(h), the Committee may not take any action described in this Section 11(h) with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

(i) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold applicable federal, state and local income and employment taxes with respect to the lapse of Forfeiture Restrictions applicable to Restricted Stock Awards. Prior to delivery of shares of Common Stock upon the lapse of Forfeitures Restrictions applicable to a Restricted Stock Award, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of all tax withholding obligations of the Company.

(j) Notice of Election Under 83(b). Each Grantee making an election under Section 83(b) of the Code, and the Treasury regulations and rulings promulgated thereunder, will provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service.

12. PERFORMANCE AWARDS.

(a) Designation as a Performance Award. The Committee shall have the right to designate any Restricted Stock Award as a Performance Award. Performance Awards may be granted only to Employees.

(b) Performance Awards. In the case of any Restricted Stock Awards to any person who is or may become a Covered Employee during the Performance Period or before payment of the Award, the Committee may grant such Awards as Performance Awards that are intended to comply with the requirements of Section 162(m) of the Code, as determined by the Committee, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Restricted Stock Agreement, subject to the provisions of this Section 12.

(c) Performance Period. Performance Awards will be awarded in connection with a Performance Period, as determined by the Committee in its discretion; provided, however, that a Performance Period may be no shorter than twelve (12) months.

(d) Eligible Grantees. Prior to the commencement of a Performance Period, the Committee will determine the Employees who will be eligible to receive a Performance Award with respect to that Performance Period; provided that the Committee may determine the eligibility of any Employee, other than a Covered Employee, after the commencement of the Performance Period. The Committee shall provide a Restricted Stock Agreement, as applicable, to each Grantee who receives a grant of a Performance Award under this Plan as soon as administratively feasible after such Grantee receives such Award. A Restricted Stock Agreement for a Performance Award shall specify the applicable Performance Period, and the Performance Goals, specific performance factors and targets related to the Performance Goals, award criteria, and the targeted amount of his Performance Award, as well as any other applicable terms of the Performance Award for which he is eligible.

(e) Performance Goals; Specific Performance Targets; Award Criteria. Prior to the commencement of each Performance Period, the Committee shall fix and establish in writing (i) the Performance Goals that will apply to that Performance Period with respect to each Performance Award; (ii) with respect to Performance Goals, the specific performance factors and targets related to each Grantee and, if achieved, the targeted amount of his or her Performance Award; and (iii) subject to Section 12(f) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors and criteria, that must be attained during the Performance Period before any Performance Goal is deemed to be attained and any Performance Award will be earned and become payable, and the percentage of the Performance Award that will become earned and payable upon attainment of various levels of performance that equal or exceed the minimum required level.

(f) Adjustments.

(i) In order to assure the incentive features of this Plan and to avoid distortion in the operation of this Plan, the Committee may make adjustments in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it for any Performance Period under this Section 12(f) whether before or after the end of the Performance Period to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Performance Period which significantly affect factors that formed part of the basis upon which such Performance Goals, specific performance targets related to those Performance Goals and award criteria were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles. The Committee also reserves the right to adjust Performance Awards to insulate them from the effects of unanticipated, extraordinary, major business developments, e.g., unusual events such as a special asset writedown, sale of a division, etc. The determination of financial performance achieved for any Performance Period may, but need not be, adjusted by the Committee to reflect such extraordinary, major business developments. Any such determination shall not be affected by subsequent adjustments or restatements.

(ii) In the event of any change in outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it under this Section 12(f) for any Performance Period not then completed. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

(iii) Notwithstanding the foregoing provisions of this Section 12(f), the Committee shall have no discretion to modify or waive the Performance Goals or conditions to the grant or vesting of a Performance Award or to increase the amount payable to any Grantee that would otherwise be due upon attainment of the Performance Goals, unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Restricted Stock Agreement provides for such discretion.

(g) Section 162(m) of the Code. If the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, it is the intent of the Company and the Committee that this Section 12 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations, and that this Plan be operated so that the Company may take a full tax deduction for such Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid this conflict and such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code without invalidating the remaining provisions hereof. Without limiting the generality of the preceding provisions of this Section 12(g), the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to shares of Common Stock covered by a Performance Award, such that the dividends and/or the shares of Common Stock maintain eligibility for the “performance-compensation exception” under Section 162(m) of the Code. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the shares of Common Stock subject to the Performance Award with respect to which the dividend is paid.

13. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

(a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Notwithstanding the foregoing provisions of this Section 13, no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code.

(b) Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Option Agreement or Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, the Company’s repurchase rights relating to an Award have not expired or the Forfeiture Restrictions have not lapsed, any such Award that is an Option shall expire and any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

(c) Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Option Agreement or Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Option which is at the time outstanding under the Plan shall automatically become fully vested and exercisable immediately prior to the specified effective date of such Change in Control for all of the shares of Common Stock at the time represented by such Option and (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow (or transferred from book entry with the Company’s transfer agent, if applicable), and delivered (subject to the Grantees’ satisfaction of the requirements of Section 10(i)) to the Grantees of the Awards free of any Forfeiture Restriction.

To the extent that an Optionee exercises his Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option (subject to Optionee’s satisfaction of the requirements of Section 9(c)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control.

14. STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company’s stockholders to the extent required to satisfy Section 162(m) of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Award that is issued as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised or forfeiture restrictions lapse prior to the time such increase has been approved by the stockholders of the Company, and all such Awards granted pursuant to such increase will similarly terminate if such shareholder approval is not obtained.

15. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock acquired pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees, Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provision of Awards granted to Employees, Consultants and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

16. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Option Agreement or Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee, or if applicable the Chief Executive Officer, and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Option Agreement, Restricted Stock Agreement, or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.

17. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an

Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “retirement plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974, as amended.

18. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Option Agreement, Stock Appreciation Right Agreement, Restricted Stock Agreement, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Option Agreement or Restricted Stock Agreement) signed by the Grantee and the Company.

19. TERM OF PLAN. Unless sooner terminated by action of the Board, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date or (ii) the date on which no shares of Common Stock subject to the Plan remain available to be granted as Awards under the Plan according to its provisions.

20. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

21. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

22. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

PROXY

ROYAL BODYCARE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clinton H. Howard and Steven E. Brown and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on April 3, 2006, at the Annual Meeting of Shareholders to be held at the Las Colinas Country Club, 4400 North O’Connor Blvd., Irving, TX 75062, on Thursday, June 1, 2006 at 9:00 a.m., local time, or at any adjournment or postponement thereof. Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement in connection therewith and of the Company’s 2005 Annual Report to Shareholders is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE AS SHOWN HERE    ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3

1.	Election of Directors.

☐	FOR ALL NOMINEES		NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ ☐ ☐ ☐	Clinton H. Howard Steven E. Brown David H. Brune J. Ike Guest	☐ ☐ ☐	Wayne R. Holbrook Joseph P. Philipp Kenneth L. Sabot
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:    ☒

2.    The Company’s proposal to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company from Royal BodyCare, Inc. to RBC Life Sciences, Inc.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

3.    The Company’s proposal to approve the 2006 Stock Incentive Plan.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1 AND “FOR” ITEMS 2 AND 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES (OR EITHER OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign and date this Proxy, and promptly return it to Fidelity Transfer, 1800 South West Temple, Suite 310, Box 53, Salt Lake City, Utah 84115 using the return envelope provided herewith.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Title (if applicable, as described in Note below):

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.